Exhibit 10.3
June 10, 2024

W. Kip Speyer
10361 Parkstone Way
Boca Raton, FL 33498

Re: Separation and Release Agreement

Dear Kip:

If this letter agreement (this “Agreement”) is acceptable to you and you choose to sign and return it, your employment with Bright Mountain Media, Inc. (the “Company” or “Bright Mountain”) and your participation on the Company’s board of directors will end effective June 30th, 2024 (the “Separation Date”). This Agreement confirms your separation from employment with the Company and your retirement from the Company’s board of directors as of the Separation Date.

If you timely return a signed copy of this Agreement to John-Paul Sardi, General Counsel, Bright Mountain Media, Inc., 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487, email jp.sardi@brightmountainmedia.com, within twenty-one (21) calendar days of your receipt of this Agreement, and you do not timely revoke your signature within the below-described Revocation Period, then in exchange for entering into and abiding by the terms of this Agreement, you will receive from Company after the Effective Date:

(1)Payment in full of the principal and interest owed to you under the 10% Convertible Promissory Note between you and the Company issued on November 12, 2018, with an original principal amount of $30,000. This payment will be made within two (2) business days following the Effective Date.
(2)Payment in full of the principal and interest owed to you under the 10% Convertible Promissory Note between you and the Company issued on November 20, 2018, with an original principal amount of $50,000. This payment will be made within two (2) business days following the Effective Date.
(3)Payment of $15,000 for your services as a director of the Company during the second quarter of calendar year 2024. This payment will be made within two (2) business days following the Effective Date.
(4)Payment in the amount of $60,000. This payment will be made in twelve (12) equal monthly installments of $5,000 (each a “Monthly Payment”) commencing on July 1, 2024 through June of 2025. Each Monthly Payment will be due on the first day of each calendar month until paid in full.
(5)When and to the extent permitted under applicable securities laws, Bright Mountain’s cooperation in lifting any restrictions on the sale of Bright Mountain common stock which you hold, including removal of stock transfer instructions and, up to four (4) times per calendar year within up to six (6) calendar years, issuance of an appropriate legal opinion, at the Company’s expense, with the Company’s transfer agent. In addition, no later than the Effective Date, the Company and you shall enter into a registration rights agreement whereby the Company will grant you “piggyback” registration rights to include the shares owned by you in any “Appropriate Registration Statement” filed by the Company within three (3) years after the date hereof, subject to customary blackout periods, underwriter cutbacks, and standard representations, warranties, covenants and indemnification agreements made by you. Between the date of signature hereof and the Effective Date, the parties agree to enter into good faith negotiations to complete and execute the registration rights agreement. For purposes of this paragraph, an “Appropriate Registration Statement” means a registration statement filed by the Company with the SEC on a form that permits the resale of your shares (excluding, for example, any filing on Form S-8 or S-4), and specifically excludes (a) any resale registration statement filed by the Company which covers only the resale of shares by another shareholder(s) of the Company that has provided or will provide (in connection with such registration statement, such as pursuant to an equity line) “new money” to the Company on the condition that the Company file a re-sale registration statement for such shareholder(s), and (b) any primary registration statement of the Company which is not underwritten and is a registered direct securities offering that acts as a private investment in public equity equivalent.
(6)In connection with the Stock Option Grant between you and Bright Mountain dated May 26, 2022, acceleration of the vesting of 125,000 of your stock options, such that one hundred percent (100%) of your stock options under such Stock Option Grant will have vested as of the Separation Date rather than fifty percent (50%).

Item (4) above is sometimes referred to herein as the “Monthly Consideration” and all of the foregoing items (1) through (6) will be referred to in this Agreement as the “Consideration.”

You are solely responsible for any and all tax obligations or other obligations under federal, state and/or local law pertaining to the receipt of the Consideration in this Agreement. You understand and agree that any necessary tax documentation may be filed by the Company with regard to the Consideration.

In exchange for the Consideration described above, by your signature below, you specifically agree that, except for your Retained Claims (defined below), you fully and completely release and forever discharge the Company, the past, present, and future parent companies, subsidiaries, divisions, and affiliates of the Company, and each of their past, present, and future shareholders (but, with regard to any past, present and future shareholders, only in their capacities as such), officers, directors, members, agents, employees, investors, attorneys, insurers, administrators, affiliates, employee benefit plans, plan administrators, and trusteees, each in their individual and official capacities, and all of their predecessors, successors, and assigns (collectively, “Released Parties”) from all claims, rights, demands, actions, obligations, and liabilities of every kind, known or unknown, which you have or may have against Released Parties arising through the date you sign this Agreement. This releases all waivable claims, including those of which you are not aware and those not specifically mentioned in this Agreement. This release does not release any claim that cannot be released as a matter of law. Without limiting the generality of the foregoing, you specifically release all claims relating to: (i) your employment by the Company and any of its parents or subsidiaries, the terms and conditions of such employment, employee benefits related to your employment, the termination of your employment, and/or any of the events relating directly or indirectly to or surrounding such termination; (ii) any and all claims of discrimination, harassment, whistle-blowing or retaliation in employment (whether based on federal, state or local law, statutory or decisional), including without limitation, all claims under the Age Discrimination in Employment Act of 1967, as amended 29 U.S.C. § 621 et seq. (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Worker's Adjustment and Retraining Notification Act (“WARN”), Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), the Americans with Disabilities Act, as amended (“ADA”), the Civil Rights Act of 1991, the Pregnancy Discrimination Act (“PDA”), the Reconstruction Era Civil Rights Act of 1866, 42 USC §§ 1981-86, as amended, the Equal Pay Act (“EPA”), the Family and Medical Leave Act, as amended (“FMLA”), the Employee Retirement Income Security Act (“ERISA”) (other than claims with regard to vested benefits), the Occupational Safety and Health Act (“OSHA”), all the above statutes as amended from time to time, and any other federal, state or local laws, rules, ordinances or regulations, whether equal employment laws, rules or regulations or otherwise or any right under any Company pension, welfare, or stock plans; (iii) any and all claims for damages of any kind whatsoever, including without limitation compensatory, punitive, treble, liquidated and/or consequential damages; (iv) any and all claims under any contract, whether express or implied; (v) any and all claims for unintentional or intentional torts, emotional distress and for pain and suffering; (vi) any and all claims for violation of any federal, state, or local common laws, statutes, rules, regulations, ordinances, or codes; and (vii) any and all claims for attorneys’ fees, paralegals’ fees, costs, wages, leave, vacation, back pay, overtime or commissions, or any other form of compensation or benefits connected with your employment with the Company. You represent that, except for your Retained Claims, you know of no claim that you have against the Released Parties that has not been released by this paragraph. You understand and agree that this Agreement will constitute a bar to any claim or cause of action that you have waived in this Agreement. You further understand and agree that this Agreement is binding on you and on anyone who succeeds to your rights. You represent that you have not assigned, transferred, or purported to assign or transfer, to any person, firm, corporation, association or entity whatsoever, any claim released in this paragraph, and that you have not filed nor caused to be filed, and are not presently a party to, any claims, charges, lawsuits or arbitrations against any of the Released Parties in any forum. You also promise not to sue or participate in any lawsuit or arbitration against the Company or any of the other Released Parties, either individually or as a class member or a claimant in a collective action, alleging any claim covered by the release in this paragraph. However, nothing in this paragraph is intended to, nor should be construed to, limit your rights to engage in Protected Activity (as defined below).

“Accrued Dividend” shall refer to an accrued unpaid preference dividend in the amount of $691,000 attributable to your prior holding of Bright Mountain Series F-1, F-2 and F-3 Convertible Preferred Stock.

“Retained Claims” means any claims you may have related to: (i) the Accrued Dividend, (ii) any claims to seek to enforce this Agreement; and (iii) your rights with respect to indemnification, advancement of expenses and related matters (A) under the Company’s Bylaws, the Company’s Articles of Incorporation and under any other organizational documents of the Company as the same may currently exist, (B) pursuant to any indemnification agreement between you and the Company or any of the Released Parties, or (C) under Section 607.0852 and 607.0854 of the Florida Business Corporation Act; and (iv) your rights, if any, with respect to claims and coverage under the insurance policies of the Company, including, without limitation, any directors and officers, and errors and omissions insurance policies. The Company acknowledges the accuracy of the amount of the Accrued Dividend and, other than as may be provided by Section 607.06401 of the Florida Business Corporation Act, agrees that it is obligated to pay such Accrued Dividend. When and to the extent permitted under applicable Florida law, Bright Mountain shall promptly pay you the Accrued Dividend.

By signing below, you are not waiving any rights which might arise after the date you sign this Agreement. In addition, this Agreement does not affect your rights to any vested retirement benefits or other accrued benefit to which you are already entitled; claims for workers’ compensation or unemployment compensation; claims to enforce this Agreement; claims to challenge the validity of this Agreement under the ADEA; and any other claims that cannot lawfully be waived.

Bright Mountain agrees to release and discharge you from all claims, rights, demands, actions, obligations, and liabilities of every kind, known or unknown, which Bright Mountain has or may have against you, your estate, your heirs and successors and assigns arising through the date you sign this Agreement (the “Company Release”). Without limiting the generality of the foregoing, Bright Mountain acknowledges and agrees that the Company Release shall apply with equal force to the same types of claims as are being released by you in accordance with clauses (i) and (iii) through (vii) of your release of the Released Parties.

Each of you and the Company acknowledge that either may hereafter discover claims or facts in addition to or different from those which you or the Company now know or believe to exist, but that it is the Parties intention to fully, finally and forever release all claims, known or unknown, suspected or unsuspected, which do now exist, may exist, or existed in the past against the Released Parties or you.

You further represent and affirm that: (a) you have not alleged any claim against the Company or any other Released Parties, the factual foundation for which involves sexual harassment under applicable law; (b) no part of the Consideration provided pursuant to the Agreement is a payment related to sexual harassment or sexual abuse as set forth in Section 162(q) of the Internal Revenue Code; (c) you do not contend and are not aware of any facts to suggest that you have been subjected at any time to any acts of sexual harassment or sexual abuse by the Company or any other Released Parties; (d) you have not asserted any claims of discrimination or harassment based on any class and/or category protected by applicable federal, state or local law against the Company or any of the Released Parties; (e) you have received all the leave and leave benefits and protections for which you were eligible, under the Family and Medical Leave Act, or otherwise; and (f) you do not contend and are not aware of any facts to suggest that you have been subjected at any time to any acts of unlawful discrimination, harassment, or retaliation by the Company or any of the Released Parties based on any class and/or category protected by applicable federal, state or local law.

You agree to, by the Separation Date, return all of the Company’s property, documents, and any confidential information in your possession or control to the Company (including, but not limited to inventory, keys, credit cards, identification card, cell phone, computer software, manuals, files, confidential information, and other documents or copies of documents), and you will not retain any copies, other reproductions, or extracts of the Company’s property, documents, and/or confidential information, in electronic form or otherwise.

The parties acknowledge that emails of a nature which are personal to you are currently being sent to kip@brightmountainmedia.com. On the Separation Date, per Company’s standard policy, your access to the email address kip@brightmountainmedia.com will be closed. Notwithstanding the foregoing, on the Separation Date, Company will begin forwarding emails sent to kip@brightmountainmedia.com to an email address of your choice, which unless and until instructed otherwise by you shall be kipspeyer@gmail.com. The period of time in which the forwarding will take place will be from the Separation Date through December 31, 2024 (“Forwarding Period”). The Company shall also make available to you personnel and consultants in its IT operations to assist you in set-up of a new domain name and email address of your chosing. The purpose of the forwarding is to enable you to continue to receive personal correspondence during the Forwarding Period (the “Purpose”). Accordingly, you agree that: (i) you will use any information you receive in forwarded emails only for matters unrelated to Bright Mountain; (ii) you will not use forwarded emails for any purpose other than the Purpose; (iii) you will treat any information that is related to Bright Mountain in forwarded emails as Confidential Information (as defined below) and agree to abide by all restrictions and conditions set out herein related to your use and handling of Confidential Information; and (iv) you will maintain appropriate security safeguards to prevent unauthorized access to forwarded emails. The Company agrees that, unless it is compelled by law or legal process to do so, it shall not access at any time any of the emails that were received before the expiration of the Forwarding Period and will maintain appropriate security safeguards to prevent unauthorized access to any of such emails.

You understand that the Consideration referred to in this Agreement and other matters agreed to herein are not to be construed as an admission of or evidence of liability for any violation of the law, willful or otherwise by any entity or any person.

You agree that for a period of twenty-four (24) months from the Effective Date that you will cooperate with the Company in connection with: (a) any defense, prosecution, or investigation of claims or demands by or against third parties; or (b) other matters arising from or related to events during your employment by the Company. Such cooperation includes, without limitation, being available to the Company upon reasonable notice, without subpoena or court order, to provide truthful and accurate information in witness interviews plus deposition and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses incurred in connection with any such cooperation (excluding forgone wages, salary, or other compensation), including the fees and costs of any legal counsel you engage to advise you in connection with any deposition or trial testimony or in otherwise complying with a request from the Company under this paragraph and will make reasonable efforts to accommodate your scheduling needs.

You agree that you will not, at any time now or in the future, make any statements (orally or in writing, including, without limitation, whether in fiction or nonfiction) or take any actions which in any way disparage or defame the product or service offerings of the Company or its employees, officers, or directors, or make any maliciously false statements about the Company or its employees, officers, or directors, or in any way, directly or indirectly, knowingly cause or encourage the making of such statements by anyone else, including but not limited to other current or former employees of the Company. Nothing in this paragraph is intended to, nor should be construed to, limit your rights to engage in Protected Activity (as defined below). Further, nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

Bright Mountain agrees that it will not, at any time now or in the future, make any statements (orally or in writing, including, without limitation, whether in fiction or nonfiction) or take any actions which in any way disparage or defame you, or make any maliciously false statements about you, or in any way, directly or indirectly, knowingly cause or encourage the making of such statements by anyone else, including but not limited to other current or former employees or directors of the Company.

Nothing in any part of this Agreement limits your rights to: file a charge with, provide information (including testimony) to, or participate in an investigation or proceeding conducted by any federal, state or local government agency responsible for enforcing any law, including but not limited to the Equal Employment Opportunity Commission and the National Labor Relations Board; report possible violations of any law or regulation to any such agency; make other disclosures protected under whistleblower provisions of any law or regulation; testify in an administrative, legislative, or judicial proceeding in response to a court order, subpoena, or written request from an administrative agency or the legislature, concerning any criminal conduct or alleged sexual harassment by the Company or any agents or employees of the Company; or disclose or discuss a sexual assault or sexual harassment dispute arising after this Agreement is signed by you (collectively, “Protected Activity”). Notwithstanding the foregoing, by signing below, you acknowledge and agree that you waive not only your right to recover money or any other relief in any action you might commence, but also your right to recover in any action brought by any government agency or other party, whether brought on your behalf or otherwise. However, you may recover money properly awarded by the U.S. Securities and Exchange Commission as a reward for providing information to that agency.

You understand that as of the Separation Date, you are no longer authorized to access any of the Company’s confidential information, including information in Company-issued equipment, cloud storage or other form of media storage, and you will not attempt to do so. Nothing in this paragraph is intended to, nor should be construed to, limit your rights to engage in Protected Activity (as defined above).

The employment relationship between the parties hereto is referred to herein as the “Relationship.” You understand and agree that during the Relationship, the Company provided you certain information, including Confidential Information (as defined below), without which you would not have been able to perform your duties to the Company. For a period of twenty-four (24) months from the Effective Date, you agree to hold in confidence, and whether directly or indirectly, shall not use or disclose to any person, firm, corporation or other entity, excluding Government Agencies (defined below), without written authorization from the Company in each instance, any Confidential Information that you obtained, accessed or created during the term of the Relationship or during the Forwarding Period, whether or not during working hours, until such Confidential Information becomes publicly known and made generally available through no wrongful act of yours.

You understand that “Confidential Information” means any and all information and physical manifestations thereof not generally known or available outside the Company, and information and physical manifestations thereof entrusted to the Company in confidence by third parties, whether or not such information is patentable, copyrightable or otherwise legally protectable. Confidential Information includes, without limitation: technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, algorithms, developments, inventions, patent applications, processes, formulas, techniques, agreements with third parties, notes, data, reports, proposals, correspondence, specifications, lists of, or information relating to, employees and consultants of the Company (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and consultants), lists of, or information relating to, suppliers, investors, partners, private equity groups, financial institutions, investment bankers, and customers (including, but not limited to, customers of the Company on whom you called or with whom you became acquainted during the Relationship), price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, or budgets disclosed to you by the Company either directly or indirectly, whether in writing, electronically, orally, or by observation. Confidential Information shall not include any information that is: (i) generally known to the industry or the public other than as a result of your breach of this covenant; (ii) made legitimately available to you by a third party without breach of any confidentiality obligation; (iii) independently developed by you and outside the general scope of the business of the Company, (iv) the names, contact and other information relating to suppliers, investors, partners, private equity groups, financial institutions, investment bankers, consultants and customers with whom you have had personal contact, or (iv) required by applicable law to be disclosed; provided that to the extent legally permissible, you shall give prompt written notice to the Company of such requirement and cooperate with any attempts by the Company, at its expense, to obtain a protective order or similar treatment. You acknowledge, agree, and understand that (1) nothing in this Agreement prohibits you from reporting to any governmental authority or attorney information concerning suspected violations of law or regulation, provided that you do so consistent with 18 U.S.C. 1833, and (2) you may disclose trade secret information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability, provided that you do so consistent with 18 U.S.C. 1833.

For the duration of the Relationship and for twelve (12) months thereafter you agree not to directly or indirectly induce, solicit or attempt to induce or solicit any Company employee, consultant, and/or contractor to terminate their relationship with the Company. You also agree not to, directly or indirectly, intentionally interfere with or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its employees, consultants or contractors.

If at any time after you sign this Agreement, you breach the terms of this Agreement, then the Company’s obligations to provide you with the Monthly Consideration shall cease immediately. Further, nothing in this Agreement prevents either party from pursuing an injunction or other equitable or legal remedy to enforce this Agreement. Without limitation on your remedies for any breach of this Agreement by the Company due to failure to timely make any payment required hereunder (within 2 business days of its due date), you shall be entitled to (x) a default rate of interest thereon at the lesser of eighteen percent (18%) per annum or the maximum amount allowed by applicable law until paid and (y) after provision to Company of written notice of non-payment and a five (5) day cure period (provided, however, the Company shall not be entitled to more than a total of two such notices as a condition to your option to rescind on the terms set forth herein), on written notice to the Company, rescind all provisions of this Agreement relating to your release of the Released Parties (without otherwise impacting the remaining provisions of this Agreement, which shall remain binding and enforceable).

Should a court of competent jurisdiction determine that the release above is invalid, void or unenforceable, then you agree the Company’s obligations under this Agreement are null and void and you shall return to the Company the Monthly Consideration. If any other provisions in this Agreement are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force. Nothing in this paragraph is intended to, nor shall be construed to, apply to any contrary rights under the ADEA.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In any action for breach or enforcement of this Agreement, each party agrees to submit to the exclusive jurisdiction of any federal or state court located in Palm Beach County, Florida, and waive any and all objections to jurisdiction or venue. BY SIGNING BELOW, BOTH YOU AND THE COMPANY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY ACTION ARISING OUT OF THIS AGREEMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective successors and assigns. The terms of this Agreement may not be modified except by a written agreement signed by both you and the Company. No term or condition of this Agreement shall be deemed to have been waived except by a written instrument signed by the party charged with such waiver.

By this Agreement, you are advised that you have the right to consult with an attorney regarding this Agreement prior to signing this Agreement. You are further advised that you have twenty-one (21) calendar days from your receipt of this Agreement within which to consider signing this Agreement and return a signed copy of this Agreement to the Company. You may use as much or as little of the 21-day period to make your decision. Any material or non-material changes made to this Agreement after you receive it do not restart the running of the 21-day period.

You also are advised that you have a period of seven (7) calendar days following the date you sign this Agreement in which you may revoke your acceptance of this Agreement (the “Revocation Period”). To revoke your acceptance of this Agreement, you must send the Company a written notice of revocation addressed to John-Paul Sardi, General Counsel, via email at jp.sardi@brightmountainmedia.com, no later than the last day of the Revocation Period. This Agreement becomes effective immediately on the eighth calendar day following the date you sign this Agreement (“Effective Date”), unless timely revoked within the aforementioned seven day Revocation Period. In the event that you do not timely sign this Agreement, or you timely revoke this Agreement, then this Agreement and the promises contained therein shall automatically be deemed null and void and the Company will not be obligated to provide you with the Consideration.

Each of you and the Company represents and warrants to the other that as to yourself or itself, as applicable, that (i) you or it has the power and authority to enter into this Agreement; (ii) has received all necessary and appropriate authorizations (including with respect to the Company, from its Board of Directors) to enter into this Agreement and perform its obligations hereunder, including without limitation, accelerating the vesting of the Stock Option Grant as contemplated by clause (6) on the second page of this Agreement; and (iii) has obtained all necessary and appropriate third party consents to enter into and perform his or its obligations under this Agreement, including with respect to the Company, any necessary consents of the Company’s lenders.

By signing this Agreement, you agree that you have not relied on any statements or promises by anyone other than those contained in the written terms of this Agreement, and that you enter into this Agreement knowingly without reliance upon any other representation, promise, or inducement that is not set forth herein. This Agreement constitutes the entire understanding of the Company and you and supersedes all prior, oral, and/or written agreements concerning your employment with or separation of employment from the Company. You acknowledge that you understand and acknowledge the significance and consequences of this Agreement.

Any executed signature page to this Agreement may be transmitted by electronic transmission to the other party, which shall constitute an original signature for all purposes. Additionally, this Agreement will be deemed “signed” or “executed” if it includes a symbol or action that is adopted or performed by the signer with the present intent to authenticate, manifest acceptance of or assent to this Agreement (an “E-Signature”). If an E-signature is affixed below using an e-

signature application, it shall be deemed to be an original signature as if handwritten and no certification authority or other third party verification is necessary to validate the E-Signature.

To accept this Agreement, please sign and date below and return a signed copy of this Agreement to John-Paul Sardi, General Counsel, Bright Mountain Media, Inc., 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487, email jp.sardi@brightmountainmedia.com, within twenty-one (21) calendar days from your receipt of this Agreement.

On behalf of Bright Mountain, we wish you the best in the future.

Sincerely,

Bright Mountain Media, Inc.

By:    ________________________
Name:
Title:

[Signature Page Continues on Following Page]

By signing below, I, W. KIP SPEYER, acknowledge that: I have read this Agreement in its entirety; I have been advised in writing herein to consult with counsel prior to signing this Agreement; I fully understand all of the terms of this Agreement and their significance; and I agree to the terms of this Agreement knowingly and voluntarily.

_________________________________        Date: ___________________________
W. KIP SPEYER